SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549


                            FORM 8-K


        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 3, 1997


                     TOTAL CONTAINMENT, INC.
     (Exact name of registrant as specified in its charter)


        Pennsylvania                0-23454           23-2394872
(State or other jurisdiction      (Commission       (IRS Employer
      of incorporation)           File Number)       Ident. No.)


422 Business Center, A130 North Dr., Oaks, PA           19456

  (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (610) 666-7777


                              N/A

 (Former name or former address, if changed since last report.)

Item 4.   Change's in Registrant's Certifying Accountant.

          The following information is set forth in accordance with the relevant provisions of Item 304 of Regulation S-K:

Item 304(a)(1)--

     (i) On December 3, 1997, Price Waterhouse LLP resigned as the independent accountants of the Registrant.

     (ii) The reports of Price Waterhouse LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     (iii)     Not applicable.

     (iv) In connection with its audits for the two most recent fiscal years and through December 3, 1997, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused them to make reference thereto in their report on the financial statements for such years, except as described in (A) below:

               (A) During the third quarter of 1997, the Company sustained a $20 million operating loss due in large measure to an $18 million warranty charge and certain other charges of $2.6 million. Based on its review of all evidence and other information available to it at September 30, 1997, the Company recorded a $6.8 million tax benefit represented by deferred tax assets which management believes are fully realizable, based on the Company's historical results of operation, management's forecast of future taxable income, and other factors. Based on procedures performed in connection with its review of the Company's unaudited financial information for the quarter ended September 30, 1997, Price Waterhouse LLP has stated the Company should record a substantial valuation allowance since in its view the objective evidence indicated it is more likely than not that such deferred assets will not be fully realized. This matter was discussed by the Company's Audit Committee with representatives of Price Waterhouse LLP.
                    This disagreement between the Company and Price Waterhouse, which occurred prior to the commencement of the 1997 year-end audit process, was not resolved at the time of Price Waterhouse's resignation. The Company will evaluate whether a valuation allowance is appropriate and, if so, the amount thereof under all the facts and circumstances existing at December 31, 1997, in connection with the 1997 audit process, and review such allowance at the end of each fiscal quarter thereafter.

               (B) The Audit Committee of the Registrant's Board of Directors discussed the subject matter of the disagreement referenced above with Price
                    Waterhouse LLP.

               (C)  The Registrant has authorized Price
                    Waterhouse LLP to respond fully to the
                    inquiries of any successor accountant, when retained, concerning the subject matter of the disagreement referenced above.

     (v) During the two most recent fiscal years and through December 3, 1997, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K)).

Item 304(a)(3)--

          The Registrant has requested Price Waterhouse LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter will be filed by amendment.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements:  NONE

     (b)  Exhibit:

          *16 Accountants' letter received by the Registrant pursuant to Item 304(a)(3) of Regulation S-K.

*  To be filed by amendment.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              TOTAL CONTAINMENT, INC.


Dated:  December 10, 1997      /s/ Pierre Desjardins
                              Pierre Desjardins
                              President and Chief Executive
                              Officer

                          EXHIBIT INDEX

Exhibit Number           Description

     *16                 Accountants' letter received by the
                         Registrant pursuant to Item 304(a)(3) of Regulation S-K.

*  To be filed by amendment.